UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report: May 8, 2013
(Date of earliest event reported)

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1271 Avenue of the Americas, 14th Floor, New York, New York 10020
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 521-4300

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting of Stockholders held on May 9, 2013, stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed on March 29, 2013 for the Annual Meeting of Stockholders.

The vote results detailed below represent the final results as certified by the Inspector of Elections:

Proposal 1

Election of nine directors for a term that will end at the Company’s Annual Meeting of Stockholders in 2014.

Director	For	Against	Abstain	Broker Non-Vote
Paul T. Idzik	198,160,097	3,639,082	141,003	46,979,760
Frederick W. Kanner	191,488,454	10,309,267	142,461	46,979,760
James Lam	194,398,882	7,399,446	141,854	46,979,760
Rodger A. Lawson	192,444,834	9,358,281	137,067	46,979,760
Rebecca Saeger	192,452,143	9,349,242	138,797	46,979,760
Joseph L. Sclafani	194,551,865	7,247,279	141,038	46,979,760
Joseph M. Velli	191,493,694	10,303,790	142,698	46,979,760
Donna L. Weaver	194,495,536	7,305,389	139,257	46,979,760
Stephen H. Willard	194,350,926	7,447,962	141,294	46,979,760

Proposal 2

Approval, by a non-binding advisory vote, of compensation paid by the Company to its Named Executive Officers.

For	Against	Abstain	Broker Non-Vote
180,208,978	21,471,856	259,348	46,979,760

Proposal 3

Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for 2013.

For	Against	Abstain
245,463,371	3,242,472	214,099

Item 8.01.          Other Events

On May 8, 2013, the Company’s Board approved amendments to each of the Company’s Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Governance Committee Charter and Risk Oversight Committee Charter.

The Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Governance Committee Charter and Risk Oversight Committee Charter, are filed as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5 respectfully to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Governance Guidelines, effective May 8, 2013
99.2	Audit Committee Charter, effective May 8, 2013
99.3	Compensation Committee Charter, effective May 8, 2013
99.4	Governance Committee Charter, effective May 8, 2013
99.5	Risk Oversight Committee Charter, effective May 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Dated: May 9, 2013	By:	/s/ Karl A. Roessner
Name: Karl A. Roessner
Title: Corporate Secretary